Exhibit 21

SUBSIDIARIES OF TERMINIX GLOBAL HOLDINGS, INC.

As of December 31, 2021,  Terminix had the following material subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
CDRSVM Holding, LLC	Delaware
CDRSVM Investment Holding, LLC	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
Control Vifer, S.A. de C.V.	Mexico
Copesan Canada Services, Inc.	Canada
Copesan Services, Inc.	Wisconsin
Gregory Pest Control, LLC	South Carolina
Nomor AB	Sweden
Nomor Forsakring AB	Sweden
Nomor Holding AB	Sweden
Pelias Norsk Skadedyrkontroll AS	Norway
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Pest Pulse Limited	Ireland
Pest Pulse UK Limited	United Kingdom
Ramac (US) LLC	Delaware
Secure Monthly Affordable Credit Corporation	Delaware
Secure Monthly Affordable Credit Limited Partnership	Delaware
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
Servicos Depec, S.L.	Spain
Shanghai Terminix Management Company Ltd.	China
Steward Insurance Company	Tennessee
SVM Finance Luxembourg 1 s.a.r.l.	Luxembourg
SVM Finance Luxembourg 2 s.a.r.l.	Luxembourg
SVM Honduran Service and Investments Company, LLC	Delaware
SVM International Services Ltd.	United Kingdom
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix Canada, Ltd.	Canada
Terminix Cares Fund, Inc	Delaware
Terminix Consumer Services, LLC	Delaware
Terminix Gift L.L.C.	Florida
Terminix International Holdings, Inc.	Delaware
Terminix International USVI, LLC	Virgin Islands
Terminix International, S.A. de C.V.	Mexico
Terminix Management Corporation	Delaware
Terminix Nomor AB	Sweden
Terminix Receivables Company LLC	Delaware
Terminix UK Limited	United Kingdom
Terminix We Serve Fund Inc.	Delaware
The Terminix Company, LLC	Delaware
The Terminix Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware
TMX Holdco, Inc.	Delaware
W.B. McCloud & Company, Inc.	Delaware